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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-25690, 33-18398, 33-42556, 33-47587)
of Ceramics Process Systems Corporation of our report dated March 3, 2000 relating to the consolidated financial statements which appear in this 10-K.


                                   PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
March 29, 2000